FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND YEAR

January 26, 2009-Honesdale, PA

William W. Davis, Jr. President and Chief Executive Officer of Norwood Financial Corp (Nasdaq – NWFL) and its subsidiary Wayne Bank today announced earnings for the three months ended December 31, 2008 of $1,585,000. This represents a decrease of $87,000 from the $1,672,000 earned in the similar period of 2007. Earnings per share (fully diluted) were $.58 in the 2008 period compared to $.60 earned in the similar period of 2007. The decrease was due to a higher level of provision for loan losses, which was $420,000 for the three months ended December 31, 2008, compared to $120,000 for the similar period in 2007. Annualized return on average assets for the quarter was 1.26% with a return on equity of 11.05%.

Net income totaled $6,677,000 for the year ended December 31, 2008, an increase of $166,000, or 2.6% over the prior year. Earnings per share on a fully diluted basis were $2.41 for 2008, compared to $2.30 in 2007. The return on average assets for the year was 1.36% with a return on average equity of 11.79%. Total assets exceeded $500 million for the first time in 2008 and reached $504.3 million at December 31, 2008. Loans receivable totaled $349.4 million at December 31, 2008, with total deposits of $359.6 million and stockholders’ equity of $58.7 million. The Company’s capital position remains strong and is at the top level of its peer group in all measures of capital. Total Tier 1 Capital to total risk-weighted assets was 16.22% as of December 31, 2008. Due to its strong capital position, the Company elected not to participate in the Treasury Department’s TARP Capital Purchase Program.

Loans receivable increased $18.1 million or 5.5% from the prior year-end. The increase in loans was centered in commercial real estate. As a result of the general slow down in the local economy and a softer real estate market, the Company did experience an increase in non-performing assets and net charge-offs in 2008. As of December 31, 2008, total non-performing assets were $2,747,000 and represented .54% of total assets compared to $163,000, or .03% as of December 31, 2007. The increase was principally due to two credit facilities to one borrower, both of which have been written-down to their net realizable value. For the three months ended December 31, 2008, net charge-offs totaled $518,000 which included a $380,000 charge-down of a non-performing loan. Net charge-offs for the year 2008 totaled $583,000 compared to $62,000 in 2007. With the increase in non-performing loans and charge-offs, the Company increased its provision for loan losses to $420,000 for the three months ended December 31, 2008 and $735,000 for the year 2008 compared to $120,000 in the similar quarter in 2007 and $315,000 for the year 2007. As of December 31, 2008, the allowance for loan losses was $4,233,000 increasing from $4,081,000 at December 31, 2007.

Net interest income (fully taxable equivalent) totaled $4,881,000 for the three months ended December 31, 2008, an increase of $337,000, and 7.4% over the similar period in 2007. Net interest margin for the 2008 period was 4.09% increasing from 3.95% for the similar period in 2007. The significant decrease in short-term interest rates which negatively impacted asset yields was offset by managing the cost of funds. For the year, net interest income (fte) totaled $19,030,000, an increase of $1,219,000 or 6.8% over 2007. The net interest margin increased 9 basis points to 4.07% in 2008. During 2008 a 400 basis point decrease in prime rate from 7.25% to 3.25% was offset by managing the cost of funds and growing the loan portfolio.

Other income for the three months ended December 31, 2008 totaled $890,000 compared to $860,000 for the similar period in 2007. The increase was principally due to a higher level of revenue from the Wealth Management Division. Other income for 2008 totaled $4,087,000 compared to $3,524,000 in 2007. The increase was principally due to a $499,000 gain on the sale of $14.4 million of mortgage loans and servicing rights in 2008. Other expenses totaled $2,946,000 for the three months ended December 31, 2008, an increase of $100,000 or 3.5% over the similar period in 2007. The increase was due in part to higher FDIC deposit insurance premium expense. For the year, other expenses totaled $12,240,000, an increase of $899,000 or 7.9% over the prior year. The increase was principally due to a $582,000 foreclosed real estate write-down of the property to its current realizable value, as well as the costs to maintain the real estate. Excluding costs related to foreclosed real estate, other expenses increased 2.8%.

Mr. Davis commented, “Even in these unprecedented times, we are extremely pleased with our operating results. Our core earnings are strong, our net interest margin has improved and our loan pipeline is encouraging. We exceeded $500 million in assets for the first time. Also, 2008 marks the seventeenth consecutive year in which we increased our cash dividend which totaled $1.02 per share in 2008 compared to $0.94 per share in 2007. We should also emphasize Wayne Bank never participated in the sub-prime mortgage business, and has no exposure to the common or preferred stock of Fannie Mae or Freddie Mac. However, we are certainly aware that a slowing economy and increasing unemployment will continue to impact our customers in 2009. We are continually monitoring our credit quality and are aggressively addressing any issues as they arise.”

Forward Looking Statements

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements. Those risks and uncertainties include changes in the absolute and relative levels of interest rates, risks associated with the effect of opening a new branch, the ability to control costs and expenses, demand for real estate and general economic conditions. Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent net interest income, which is a non-GAAP financial measure. Tax-equivalent net interest income is derived from GAAP net interest income using an assumed tax rate of 34%. We believe the presentation of net interest income on a tax-equivalent basis ensures comparability of interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

Contact:	Lewis J. Critelli
Executive Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP.
570-253-8512
www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share data)

(Unaudited)

	December 31,
	2008	2007
ASSETS
Cash and due from banks	$6,463	$9,014
Interest bearing deposits with banks	17	50
Federal funds sold	0	0
Cash and cash equivalents	6,480	9,064

Securities available for sale	130,120	123,987
Securities held to maturity, fair value 2008: $720 2007: $721	707	705
Loans receivable (net of unearned Income)	349,404	331,296
Less: Allowance for loan losses	4,233	4,081
Net loans receivable	345,171	327,215
Investment in FHLB Stock	3,538	2,072
Bank premises and equipment, net	5,490	5,742
Bank owned life insurance	8,068	7,767
Foreclosed real estate owned	660	—
Accrued interest receivable	2,179	2,343
Other assets	1,883	1,715
TOTAL ASSETS	$504,296	$480,610

LIABILITIES
Deposits:
Non-interest bearing demand	$56,839	$60,061
Interest-bearing	302,796	309,939
Total deposits	359,635	370,000
Short-term borrowings	38,126	26,686
Long-term debt	43,000	23,000
Accrued interest payable	2,247	3,198
Other liabilities	2,598	1,907
TOTAL LIABILITIES	445,606	424,791

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	9,972	10,159
Retained earnings	50,398	47,030
Treasury stock, at cost: 2008: 104,310 shares, 2007: 87,256 shares	(3,243)	(2,708)
Accumulated other comprehensive income (loss)	1,279	1,054
TOTAL STOCKHOLDERS' EQUITY	58,690	55,819

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$504,296	$480,610

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
INTEREST INCOME
Loans receivable, including fees	$5,423	$5,948	$21,983	$23,720
Securities	1,508	1,448	6,083	5,314
Other	3	77	29	221
Total Interest income	6,934	7,473	28,095	29,255

INTEREST EXPENSE
Deposits	1,659	2,518	7,773	9,967
Short-term borrowings	128	276	693	932
Long-term debt	420	276	1,228	1,084
Total Interest expense	2,207	3,070	9,694	11,983
NET INTEREST INCOME	4,727	4,403	18,401	17,272
PROVISION FOR LOAN LOSSES	420	120	735	315
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,307	4,283	17,666	16,957

OTHER INCOME
Service charges and fees	636	633	2,600	2,509
Income from fiduciary activities	111	88	404	423
Net realized gains (losses) on sales of securities	—	2	(18)	17
Gains on sale of loans and servicing rights	13	7	499	23
Other	130	130	602	552
Total other income	890	860	4,087	3,524

OTHER EXPENSES
Salaries and employee benefits	1,525	1,458	6,046	5,825
Occupancy, furniture and equipment	378	409	1,625	1,640
Data processing related	202	175	753	690
Taxes, other than income	117	121	504	414
Professional Fees	81	91	331	349
Foreclosed real estate owned	11	—	582	—
Other	632	592	2,399	2,423
Total other expenses	2,946	2,846	12,240	11,341

INCOME BEFORE TAX	2,251	2,297	9,513	9,140
INCOME TAX EXPENSE	666	625	2,836	2,629
NET INCOME	$1,585	$1,672	$6,677	$6,511

Basic earnings per share	$0.58	$0.61	$2.44	$2.34

Diluted earnings per share	$0.58	$0.60	$2.41	$2.30

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except share data)

________________________________

For the Three Months Ended December 31,	2008	2007

Net interest income	$4,727	$4,403
Net income	1,585	1,672

Net interest spread (fully taxable equivalent)	3.61%	3.24%
Net interest margin (fully taxable equivalent)	4.09%	3.95%
Return on average assets	1.26%	1.38%
Return on average equity	11.05%	12.02%
Basic earnings per share	$0.58	$0.61
Diluted earnings per share	0.58	0.60

For the Year Ended December 31

Net interest income	$18,401	$17,272
Net income	6,677	6,511

Net interest spread (fully taxable equivalent)	3.51%	3.27%
Net interest margin (fully taxable equivalent)	4.07%	3.98%
Return on average assets	1.36%	1.39%
Return on average equity	11.79%	12.10%
Basic earnings per share	$2.44	2.34
Diluted earnings per share	2.41	2.30

As of December 31

Total Assets	$504,296	$480,610
Total Loans receivable	349,404	331,296
Allowance for loan losses	4,233	4,081
Total deposits	359,635	370,000
Stockholders' equity	58,690	55,819
Trust Assets under management	90,069	101,714

Book value per share	$21.45	$20.27
Equity to total assets	11.64%	11.61%
Allowance to total loans receivable	1.21%	1.23%
Nonperforming loans to total loans	0.60%	0.05%
Nonperforming assets to total assets	0.54%	0.03%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (Unaudited)

(dollars in thousands)

	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
	2008	2008	2008	2008	2007
ASSETS
Cash and due from banks	$6,463	$9,277	$9,664	$8,283	$9,014
Interest bearing deposits with banks	17	74	51	33	50
Federal funds sold	—	450	—	—	—
Cash and cash equivalents	6,480	9,801	9,715	8,316	9,064

Securities available for sale	130,120	128,287	130,811	130,633	123,987
Securities held to maturity	707	706	706	706	705
Loans receivable (net of unearned Income)	349,404	341,217	332,754	329,377	331,296
Less: Allowance for loan losses	4,233	4,331	4,237	4,137	4,081
Net loans receivable	345,171	336,886	328,517	325,240	327,215
Investment in FHLB stock	3,538	3,545	2,657	2,124	2,072
Bank premises and equipment, net	5,490	5,601	5,702	5,668	5,742
Foreclosed real estate owned	660	660	1,200	—	—
Other assets	12,130	13,149	12,601	11,280	11,825
TOTAL ASSETS	$504,296	$498,635	$491,909	$483,967	$480,610

LIABILITIES
Deposits:
Non-interest bearing demand	$56,839	$63,474	$59,496	$55,618	$60,061
Interest- bearing deposits	302,796	297,083	305,775	315,535	309,939
Total deposits	359,635	360,557	365,271	371,153	370,000
Other borrowings	81,126	76,575	65,060	51,006	49,686
Other liabilities	4,845	5,389	5,647	5,234	5,105
TOTAL LIABILITIES	445,606	442,521	435,978	427,393	424,791

STOCKHOLDERS' EQUITY	58,690	56,114	55,931	56,574	55,819

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$504,296	$498,635	$491,909	$483,967	$480,610

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (Unaudited)

(dollars in thousands)

	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
Three months ended	2008	2008	2008	2008	2007
INTEREST INCOME
Loans receivable, including fees	$5,423	$5,509	$5,410	$5,641	$5,948
Securities	1,508	1,549	1,537	1,489	1,448
Other	3	1	6	19	77
Total Interest income	6,934	7,059	6,953	7,149	7,473

INTEREST EXPENSE
Deposits	1,659	1,780	1,963	2,371	2,518
Borrowings	548	503	416	454	552
Total Interest expense	2,207	2,283	2,379	2,825	3,070
NET INTEREST INCOME	4,727	4,776	4,574	4,324	4,403
PROVISION FOR LOAN LOSSES	420	130	110	75	120
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,307	4,646	4,464	4,249	4,283

OTHER INCOME
Service charges and fees	636	656	670	638	633
Income from fiduciary activities	111	91	110	92	88
Net realized gains (losses) on sales of securities	—	(27)	9	—	2
Gains on sale of loans and servicing rights	13	90	8	388	7
Other	130	163	165	144	130
Total other income	890	973	962	1,262	860

OTHER EXPENSES
Salaries and employee benefits	1,525	1,477	1,498	1,546	1,458
Occupancy, furniture and equipment , net	378	403	414	430	409
Foreclosed real estate owned	11	519	52	—	—
Other	1,032	962	1,008	985	979
Total other expenses	2,946	3,361	2,972	2,961	2,846

INCOME BEFORE TAX	2,251	2,258	2,454	2,550	2,297
INCOME TAX EXPENSE	666	666	733	771	625
NET INCOME	$1,585	$1,592	$1,721	$1,779	$1,672

Basic earnings per share	$0.58	$0.58	$0.63	$0.65	$0.61

Diluted earnings per share	$0.58	$0.58	$0.62	$0.64	$0.60

Book Value per share	$21.45	$20.51	$20.44	$20.65	$20.27

Return on average equity	11.05%	11.15%	12.19%	12.71%	12.02%
Return on average assets	1.26%	1.28%	1.42%	1.49%	1.38%

Net interest spread	3.61%	3.67%	3.50%	3.24%	3.24%
Net interest margin	4.09%	4.21%	4.06%	3.90%	3.95%

Allowance for loan losses to total loans	1.21%	1.27%	1.27%	1.26%	1.23%
Net charge-offs to average loans (annualized)	0.60%	0.04%	0.01%	0.02%	0.02%
Nonperforming loans to total loans	0.60%	0.66%	0.09%	0.09%	0.05%
Nonperforming assets to total assets	0.54%	0.59%	0.31%	0.06%	0.03%